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                                                                    Exhibit 23.5


XRAL LABORATORIES - A DIVISION OF SGS Canada Inc.

1885 Leslie Street
Toronto, Ontario
Canada M3B 3J4

telephone: (416) 445-5735
facsimile: (416) 445-4152

Consent of Independent Laboratories

We hereby consent to the references to our firm in the Form 20F Registration being filed by Minco Mining & Metals Corporation as well as to references to and extracts from assay and metallurgical test work and reports prepared by our firm.

XRAL Laboratories

/s/ Hugh de Souza

Dr. Hugh de Souza
General Manager